T. ROWE PRICE RETIREMENT FUNDS, INC.

ARTICLES OF AMENDMENT

  T. Rowe Price Retirement Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST:   The Charter of the Corporation is hereby amended to change the names of the series and classes from “T. Rowe Price Target Retirement 2005 Fund, T. Rowe Price Target Retirement 2010 Fund, T. Rowe Price Target Retirement 2015 Fund, T. Rowe Price Target Retirement 2020 Fund, T. Rowe Price Target Retirement 2025 Fund, T. Rowe Price Target Retirement 2030 Fund, T. Rowe Price Target Retirement 2035 Fund, T. Rowe Price Target Retirement 2040 Fund, T. Rowe Price Target Retirement 2045 Fund, T. Rowe Price Target Retirement 2050 Fund, T. Rowe Price Target Retirement 2055 Fund, T. Rowe Price Target Retirement 2060 Fund, T. Rowe Price Target Retirement 2005 Fund—Advisor Class, T. Rowe Price Target Retirement 2010 Fund—Advisor Class, T. Rowe Price Target Retirement 2015 Fund—Advisor Class, T. Rowe Price Target Retirement 2020 Fund—Advisor Class, T. Rowe Price Target Retirement 2025 Fund—Advisor Class, T. Rowe Price Target Retirement 2030 Fund—Advisor Class, T. Rowe Price Target Retirement 2035 Fund—Advisor Class, T. Rowe Price Target Retirement 2040 Fund—Advisor Class, T. Rowe Price Target Retirement 2045 Fund—Advisor Class, T. Rowe Price Target Retirement 2050 Fund—Advisor Class, T. Rowe Price Target Retirement 2055 Fund—Advisor Class, and T. Rowe Price Target Retirement 2060 Fund—Advisor Class” to “T. Rowe Price Target 2005 Fund, T. Rowe Price Target 2010 Fund, T. Rowe Price Target 2015 Fund, T. Rowe Price Target 2020 Fund, T. Rowe Price Target 2025 Fund, T. Rowe Price Target 2030 Fund, T. Rowe Price Target 2035 Fund, T. Rowe Price Target 2040 Fund, T. Rowe Price Target 2045 Fund, T. Rowe Price Target 2050 Fund, T. Rowe Price Target 2055 Fund, T. Rowe Price Target 2060 Fund, T. Rowe Price Target 2005 Fund—Advisor Class, T. Rowe Price Target 2010 Fund—Advisor Class, T. Rowe Price Target 2015 Fund—Advisor Class, T. Rowe Price Target 2020 Fund—Advisor Class, T. Rowe Price Target 2025 Fund—Advisor Class, T. Rowe Price Target 2030 Fund—Advisor Class, T. Rowe Price Target 2035 Fund—Advisor Class, T. Rowe Price Target 2040 Fund—Advisor Class, T. Rowe Price Target 2045 Fund—Advisor Class, T. Rowe Price Target 2050 Fund—Advisor Class, T. Rowe Price Target 2055 Fund—Advisor Class, and T. Rowe Price Target 2060 Fund—Advisor Class.” As a result of this amendment, all references to “T. Rowe Price Target Retirement 2005 Fund, T. Rowe Price Target Retirement 2010 Fund, T. Rowe Price Target Retirement 2015 Fund, T. Rowe Price Target Retirement 2020 Fund, T. Rowe Price Target Retirement 2025 Fund, T. Rowe Price Target Retirement 2030 Fund, T. Rowe Price Target Retirement 2035 Fund, T. Rowe Price Target Retirement 2040 Fund, T. Rowe Price Target Retirement 2045 Fund, T. Rowe Price Target Retirement 2050 Fund, T. Rowe Price Target Retirement 2055 Fund, T. Rowe Price Target Retirement 2060 Fund, T. Rowe Price Target Retirement 2005 Fund—Advisor Class, T. Rowe Price Target Retirement 2010 Fund—Advisor Class, T. Rowe Price Target Retirement 2015 Fund—Advisor Class, T. Rowe Price Target Retirement 2020 Fund—Advisor Class, T. Rowe Price Target Retirement 2025 Fund—Advisor Class, T. Rowe

Price Target Retirement 2030 Fund—Advisor Class, T. Rowe Price Target Retirement 2035 Fund—Advisor Class, T. Rowe Price Target Retirement 2040 Fund—Advisor Class, T. Rowe Price Target Retirement 2045 Fund—Advisor Class, T. Rowe Price Target Retirement 2050 Fund—Advisor Class, T. Rowe Price Target Retirement 2055 Fund—Advisor Class, and T. Rowe Price Target Retirement 2060 Fund—Advisor Class” in the Charter are hereby changed to “T. Rowe Price Target 2005 Fund, T. Rowe Price Target 2010 Fund, T. Rowe Price Target 2015 Fund, T. Rowe Price Target 2020 Fund, T. Rowe Price Target 2025 Fund, T. Rowe Price Target 2030 Fund, T. Rowe Price Target 2035 Fund, T. Rowe Price Target 2040 Fund, T. Rowe Price Target 2045 Fund, T. Rowe Price Target 2050 Fund, T. Rowe Price Target 2055 Fund, T. Rowe Price Target 2060 Fund, T. Rowe Price Target 2005 Fund—Advisor Class, T. Rowe Price Target 2010 Fund—Advisor Class, T. Rowe Price Target 2015 Fund—Advisor Class, T. Rowe Price Target 2020 Fund—Advisor Class, T. Rowe Price Target 2025 Fund—Advisor Class, T. Rowe Price Target 2030 Fund—Advisor Class, T. Rowe Price Target 2035 Fund—Advisor Class, T. Rowe Price Target 2040 Fund—Advisor Class, T. Rowe Price Target 2045 Fund—Advisor Class, T. Rowe Price Target 2050 Fund—Advisor Class, T. Rowe Price Target 2055 Fund—Advisor Class, and T. Rowe Price Target 2060 Fund—Advisor Class.”

  SECOND: The amendment shall become effective on February 24, 2016.

  THIRD:  The amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof, and does not change any terms and conditions set forth in the Charter.

  FOURTH:  The amendment has been approved by the Corporation’s Board of Directors and is limited to a change expressly permitted by Section 2-605(a) of the Maryland Code—Corporations and Associations Article. No approval by shareholders of the Corporation is required under applicable law.

 IN WITNESS WHEREOF, T. Rowe Price Retirement Funds, Inc., has caused those present to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on January 13, 2016.

WITNESS:	T. ROWE PRICE RETIREMENT FUNDS, INC.
/s/David Oestreicher	/s/Darrell N. Braman
__________________________________ David Oestreicher, Vice President	By:_________________________________ Darrell N. Braman, Vice President

  THE UNDERSIGNED, the Vice President of T. Rowe Price Retirement Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Darrell N. Braman

__________________________________
Darrell N. Braman, Vice President

Agmts\ArtAmend RDF Series Name Change (Target Funds).doc